EXHIBIT 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

September 14, 2015

Juniper Pharmaceuticals, Inc.

Four Liberty Square

Boston, MA 02109

We have acted as counsel to Juniper Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated offering by the Company from time to time of up to $100,000,000 aggregate public offering price of (i) common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) preferred stock of the Company par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock, other securities or any combination thereof as may be designated by the Company at the time of the offering (the “Warrants”) and to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), (iv) rights to purchase Shares, Preferred Shares, or any combination thereof as may be designated by the Company at the time of the offering (the “Rights”) and to be issued pursuant to the terms of one or more rights agreements (the “Rights Agreements”), and (v) units consisting of Shares, Preferred Shares, Warrants, Rights, or any combination of those securities (the “Units”) to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”).

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s Amended and Restated By-Laws, as amended, minutes of a meeting of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares, the Preferred Shares, the Warrants, the Rights, and the Units as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

1.	The Shares, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Certificate of Incorporation, and when issued and delivered against payment therefor, and if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Shares, Warrants, Rights, or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Warrant Agreement, Rights Agreement, or Unit Agreement, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

2.

Upon the fixing of the designations and relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares by the Board of Directors of the Company and proper and valid filing with the Secretary of State of Delaware of an amendment to the Company’s Certificate of Incorporation setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, all in conformity with the

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Juniper Pharmaceuticals, Inc. September 14, 2015 Page 2

Company’s Certificate of Incorporation and upon the approval by the Board of Directors of the Company of the terms of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants, Rights, or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement, Rights Agreement, or Unit Agreement, respectively, relating thereto, such Preferred Shares will be validly issued, fully paid and non-assessable by the Company.

3.	When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

4.	When (a) the issuance, execution and delivery by the Company of any Rights shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Rights Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Rights shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Rights Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5.	When (a) the issuance, execution and delivery by the Company of any Units shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Unit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company and (c) such Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

Juniper Pharmaceuticals, Inc. September 14, 2015 Page 3

In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security; (iii) no Shares or Preferred Shares shall be issued for less than the par value thereof; and (iv) upon the issuance of any Shares or Preferred Shares, the total number of Shares and Preferred Shares, respectively, issued and outstanding will not exceed the total number of Shares and Preferred Shares, respectively, that the Company is then authorized to issue under its Certificate of Incorporation. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

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